<COVER LETTER>

                               SPAIN & GILLON
                            THE ZINSZER BUILDING
                          2117 SECOND AVENUE NORTH
                          BIRMINGHAM, ALABAMA 35203

                          TELEPHONE (205) 328-4100
                          TELECOPIER (205) 324-8866
                         WRITER'S DIRECT DIAL NUMBER
                               (205) 581-6226

                              August 31, 1995

Securities and Exchange Commission
Division of Corporate Finance
500 North Capitol Street, N.W.
Washington, D.C.  20549

     Re:   Golden Enterprises, Inc.
           File No.:   0-4339
           Definitive Proxy Material

Gentlemen:

     Golden Enterprises, Inc. is filing by EDGAR its Proxy Statement and Proxy Card which will be used with respect to the Company's Annual Stockholders' Meeting to be held on September 26, 1995. This Proxy solicitation relates to the Annual Stockholders' Meeting at which the only matter to be acted upon is the election of Directors. A fee of $125.00 has been mailed to Mellon Bank payable to "Securities and Exchange Commission Acct. No. 910-8739."

     Seven (7) hard copies of the Company's Annual Report to Stockholders will be mailed to the Commission by separate cover letter.

     Copies of the Definitive Proxy Material will be released to the stockholders of Golden Enterprises, Inc. on or about August 31, 1995, and the Annual Report to Stockholders will also be released on that date.

                                    Yours very truly,

                                    SPAIN & GILLON

                                    By: /s/ John P. McKleroy, Jr.

                                            John P. McKleroy, Jr.

</COVER LETTER>



                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
         Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                    Golden Enterprises, Inc.
_________________________________________________________________
        (Name of Registrant as Specified In Its Charter)

_________________________________________________________________
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).
[ ]  $500  per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction
          applies:
          _______________________________________________________

     2)   Aggregate number of securities to which transaction
          applies:
          _______________________________________________________

     3)   Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11:
          ________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
          ________________________________________________________

     Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]  Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
     Schedule and the date of its filing.
     1)             Amount Previously Paid:
          _____________________________________________

     2)   Form, Schedule or Registration Statement No.:
          _____________________________________________

     3)   Filing Party:
          ______________________________________________

     4)   Date Filed:
          ______________________________________________



                    GOLDEN ENTERPRISES, INC.
                   2101 Magnolia Avenue South
                            Suite 212
                    Birmingham, Alabama 35205


                    NOTICE OF ANNUAL MEETING

     Notice Is Hereby Given that the Annual Meeting of the
Stockholders of Golden Enterprises, Inc., (the "Company") a
Delaware Corporation, will be held at the general offices of Golden Flake Snack Foods, Inc., a subsidiary of the Company at 492 Theta
Street, Birmingham, Alabama, on September 26, 1995, at 11:00 A.M., Birmingham time, for the following purposes:

     1.   To elect a Board of Directors.

     2. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on August 1, 1995, are entitled to notice of and to vote at the meeting. All
Stockholders are cordially invited to attend the meeting.

                            By Order of the Board of Directors

                            Sloan Y. Bashinsky, Sr.
                            Chairman

Birmingham, Alabama
August 31, 1995


     HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT EITHER IN PERSON OR BY PROXY IN ORDER TO HOLD THE MEETING. TO INSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES PERSONALLY AT ANY TIME BEFORE THE PROXY IS EXERCISED.
                                   PROXY STATEMENT

                             GENERAL

     The annual meeting of the stockholders of Golden Enterprises, Inc. (the "Company") will be held at the general offices of Golden Flake Snack Foods, Inc., a subsidiary of the Company at 492 Theta Street, Birmingham, Alabama, on September 26, 1995, at 11:00 A.M. All holders of record of common stock as of August 1, 1995, will be entitled to vote at the meeting and any adjournment thereof.

     The purpose of this proxy solicitation is to enable those stockholders who will be unable to personally attend the meeting to vote their stock.


                 PERSONS MAKING THE SOLICITATION

     This proxy is solicited on behalf of the Board of Directors of Golden Enterprises, Inc. The cost of solicitation will be paid by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram, or personal interview at no additional compensation.


                SECURITY HOLDERS ENTITLED TO VOTE

     Holders of shares of common stock of the Company of record at the close of business on August 1, 1995, will be entitled to vote at the Annual Meeting and at any and all adjournments thereof. Each share of common stock entitles its owner to one vote. The number of shares of common stock of the Company (exclusive of treasury shares) outstanding at the close of business on August 1, 1995 was 12,261,950 shares.

     Stockholders who execute proxies retain the right to revoke them at any time before they are voted. If the enclosed proxy is properly signed and returned to the Company and not so revoked, the shares represented thereby will be voted in accordance with its terms.


 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At August 1, 1995, Sloan Y. Bashinsky, Sr., Chairman of the Board and Compass Bank, as Trustee of the Golden Enterprises, Inc. and subsidiaries Employee Stock Ownership Plan, were the only persons who beneficially owned more than 5% of the outstanding voting securities of the Company. The following table sets forth the number of shares of common stock of the Company beneficially owned by these persons.



     Name and Address of                                          Percent of
     Beneficial Owner             Direct   Indirect                  Class

Sloan Y. Bashinsky, Sr.            7,000   6,683,672 (2)(3)(4)(5)    54.6%
2101 Magnolia Ave. So.
Suite 212
Birmingham, Alabama 35205

Compass Bank, as Trustee            -0-     997,365 (6)               8.1%
of the Golden Enterprises, Inc.
and subsidiaries Employee
Stock Ownership Plan
701 South 32nd Street
Birmingham, Alabama 35233 (a)


(1) An indirect beneficial owner as this term is interpreted by the Securities and Exchange Commission includes any person who has or shares the (1) voting power which includes the power to vote or to direct the voting of such security; and/or (2) investment power which includes the power to dispose, or to direct the disposition of such security.

(2) Includes 5,283,128 shares owned by SYB, Inc., a corporation of which Sloan Y. Bashinsky, Sr. is a Director, the majority stockholder, President and Treasurer. For Securities and Exchange Commission reporting purposes, Mr. Bashinsky is deemed the beneficial owner of such shares. Except for SEC reporting purposes, Mr. Bashinsky disclaims beneficial ownership of such shares.

(3) Includes 1,000,000 shares owned by SYB, Inc. as Trustee of a Trust created by Sloan Y. Bashinsky, Sr. SYB, Inc. exercises the right to vote the shares and the investment power relative to the shares.

(4)  Includes 400,544 shares owned by The Bashinsky Foundation,
     Inc. of which Sloan Y. Bashinsky, Sr. is the founder, officer and Director.

(5) Does not include any portion of the 997,365 shares of common stock of the Company which are owned by Compass Bank, as Trustee of the Golden Enterprises, Inc. and subsidiaries Employee Stock Ownership Plan. Mr. Bashinsky is a member of the plan's administrative committee and participates in the exercise of the voting power of the shares. Mr. Bashinsky disclaims any beneficial ownership of such shares with the exception of 20,571 shares which are vested in his account as an employee-participant under the Plan.

(6) The Employee Stock Ownership Plan provides that the shares held by the Trustee are voted by an administrative committee made up of 4 members. The Board of Directors of the Company determines 3 members of the committee and the Board of Directors of Golden Flake Snack Foods, Inc., a wholly owned subsidiary of the Company, determines one member. Present members of the administrative committee are: Sloan Y. Bashinsky, Sr., Chairman of the Board and Treasurer of the Company; John H. Shannon, Vice President and Secretary of the Company; John S. Stein, a Director, President and Chief Executive Officer of the Company; and F. Wayne Pate, a Director of the Company and President of Golden Flake Snack Foods, Inc.

(a) The Employee Stock Ownership Plan is an employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and subject to the Employee Retirement Income Security Act of
     1974.


Security Ownership Of Management

     The following table shows the shares of common stock of Golden Enterprises, Inc. beneficially owned directly, or indirectly, by each Director and Nominee for Director and all Directors and Officers of the Company as a group at August 1, 1995:



                                                                    Percent of
     Name                         Direct     Indirect                  Class

Sloan Y. Bashinsky, Sr.            7,000     6,683,672 (4)(5)(6)(7)     54.6%
John S. Stein (a) (b)            288,854           -0- (7)               2.4%
J. Wallace Nall, Jr.                 -0-       196,000 (8)               1.6%
Edward R. Pascoe                 306,000           -0-                   2.5%
F. Wayne Pate                    135,270         3,586 (9)               1.1%
John P. McKleroy, Jr. (c) (d)     12,970 (2)       -0-                    *
D. Paul Jones, Jr.                 5,582 (3)     2,000 (10)               *
James I. Rotenstreich              3,033           -0-                    *
John S. P. Samford                 1,666           -0-                    *

All Directors and
 Officers as a group             808,875     6,885,258                  62.7%

*Less than one percent of class.


     (1) An indirect beneficial owner as this term is interpreted by the Securities and Exchange Commission includes any person who has or shares the (1) voting power which includes the power to vote or to direct the voting of such security, and/or (2) investment power which includes the power to dispose, or to direct the disposition of such security.

     (2) Includes 9,260 shares held by a self-employed pension plan and personal IRA account for the benefit of John P. McKleroy, Jr.

     (3) Does not include a .5799 fractional share held pursuant to the Company's Dividend Reinvestment Plan.

     (4) Includes 5,283,128 shares owned by SYB, Inc., a corporation of which Sloan Y. Bashinsky, Sr. is a Director, the majority stockholder, President and Treasurer. For Securities and Exchange Commission reporting purposes, Mr. Bashinsky is deemed the beneficial owner of such shares. Except for SEC reporting purposes, Mr. Bashinsky disclaims beneficial ownership of such shares.

     (5) Includes 1,000,000 shares owned by SYB, Inc., as Trustee of a Trust created by Sloan Y. Bashinsky, Sr. SYB, Inc.
          exercises the right to vote the shares and the investment power relative to the shares.

     (6)  Includes 400,544 shares owned by The Bashinsky
          Foundation, Inc. of which Sloan Y. Bashinsky, Sr. is the founder, officer and Director.

     (7) Does not include any portion of the 997,365 shares of common stock of the Company which are owned by Compass Bank, as Trustee of Golden Enterprises, Inc. and subsidiaries Employee Stock Ownership Plan. Messrs. Bashinsky, Stein and Pate are members of the plan's administrative committee and exercise the voting power of the shares. Messrs. Bashinsky, Stein and Pate disclaim any beneficial ownership of such shares with the exception of the following shares which are vested in their respective account as an employee-participant under the Plan: Bashinsky 20,571, Stein 24,422, Pate 15,854.

     (8) Shares owned by Nall Development Corporation, a corporation of which J. Wallace Nall, Jr. is a Director and President. For Securities and Exchange Commission reporting purposes, Mr. Nall is deemed the beneficial owner of such shares. Except for SEC reporting purposes, Mr. Nall disclaims beneficial ownership of such shares.

     (9) Includes 3,554 shares owned by Mrs. A. P. Pate, the mother of F. Wayne Pate, which are registered in the name of Mrs. A. P. Pate or Joyce P. Stubb or F. W. (Wayne) Pate and 32 shares owned by the wife of F. Wayne Pate.

    (10)  Shares held by Mr. Jones' wife and mother-in-law.

     (a)  Mr. Stein is a Director and Vice President of SYB, Inc.
          which beneficially owns 6,283,128 shares of the Company's stock. Mr. Stein does not possess and specifically disclaims any beneficial ownership of these shares.

     (b)  Mr. Stein is a Director and officer of The Bashinsky
          Foundation, Inc., which owns 400,544 shares of the Company's stock. Mr. Stein does not possess and specifically disclaims any beneficial ownership of these shares.

     (c) Mr. McKleroy is a Director and Secretary of SYB, Inc. which beneficially owns 6,283,128 shares of the Company's stock. Mr. McKleroy does not possess and specifically disclaims any beneficial ownership of these shares.

     (d) Mr. McKleroy is a Director and officer of The Bashinsky Foundation, Inc., which owns 400,544 shares of the Company's stock. Mr. McKleroy does not possess and specifically disclaims any beneficial ownership of these shares.

     Each Director has the sole voting and investment power of the shares directly owned by him.

     SYB, Inc., beneficially owns 6,283,128 shares of common stock of the Company. Mr. Bashinsky is the majority stockholder of SYB, Inc. and serves as Director, President and Treasurer. John S. Stein and John P. McKleroy, Jr., Directors of the Company, each serve as Directors of SYB, Inc. and as Vice-President and Secretary, respectively. Mr. Bashinsky owns 80% of the voting stock of SYB, Inc. and the other 20% is vested in a trust for the use and benefit of his children and grandchildren of which John P. McKleroy, Jr., serves as a Co-Trustee. In Mr. Bashinsky's will and in the trust document, he has provided that in the event SYB, Inc. or his estate owns any shares of Golden Enterprises stock at his death, the shares of Golden Enterprises held by SYB, Inc. and the estate and the voting shares of SYB, Inc. shall be voted by a committee made up of each member of the Board of Directors of Golden Enterprises and one member designated by his executors/trustees.

                      ELECTION OF DIRECTORS

     At the Annual Meeting, nine Directors (constituting the entire Board of Directors) are to be elected, each to hold office until the next Annual Meeting of Stockholders, or until a successor has been elected and qualified. All nominees are presently members of the Board of Directors and were elected to the Board by vote of the stockholders at the last Annual Meeting.

     Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons hereinafter listed as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR such election. Should any of the persons listed as nominees become unavailable as a nominee for election it is intended that the shares represented by your proxy will be voted for the balance of those named and for a substitute nominee or nominees unless the Board of Directors reduces the number of directors, but the Board knows of no reason to anticipate that this will occur.

     The following table shows the names of the nominees for election as directors, their respective ages as of August 1, 1995, the principal occupation, business experience and other directorships held by such nominees, and the period during which such nominees have served as directors of the Company.

                                  Principal Occupation,
                                  Business Experiences               Director
     Name and Age                and Other Directorships              Since

Sloan Y. Bashinsky, Sr., 75   Mr. Bashinsky is Chairman of the         1946
                              Board and Treasurer of the Company.
                              He has been employed with the
                              Company since 1946. Mr. Bashinsky
                              has been Chairman of the Board, with
                              a one year interruption, since 1972
                              and served as Chief Executive
                              Officer from 1976 to June 1, 1991.
                              Prior to becoming Chairman of the
                              Board in 1972, he was President from
                              1956 to 1972 and reassumed the
                              position of President from 1984 to
                              July 1985.

John S. Stein, 58             Mr. Stein is President and Chief         1971
                              Executive Officer of the Company. He
                              has served as President of the
                              Company since 1985 and assumed the
                              position of Chief Executive Officer
                              on June 1, 1991. Mr. Stein has been
                              employed with the Company and its
                              subsidiaries since 1961. Mr. Stein
                              is a Director of Compass Bancshares,
                              Inc.

Edward R. Pascoe, 58          Mr. Pascoe is employed as Chairman       1971
                              of the Board of Steel City Bolt &
                              Screw, Inc., formerly Coosa
                              Acquisition, Inc. which, on February
                              8, 1995, acquired the bolt and
                              special fastener business owned by
                              the Company. Prior to his present
                              position which he assumed on
                              February 8, 1995, he served as
                              President of Steel City Bolt &
                              Screw, Inc. and Nall & Associates,
                              Inc. from 1972 and 1973,
                              respectively, which were
                              wholly-owned subsidiaries of the
                              Company.

John P. McKleroy, Jr., 51     Mr. McKleroy is an attorney and          1976
                              partner with Spain & Gillon, general
                              counsel for the Company. He has
                              practiced law with this firm since
                              1968.

James I. Rotenstreich, 58     Mr. Rotenstreich is Chairman and         1984
                              Chief Executive Officer of JHF
                              Holdings, Inc.  ("JHF"), a company
                              formerly doing business under the
                              name of Jefferson Home Furniture
                              Company, Inc. He has served as Chief
                              Executive Officer since 1967 and as
                              Chairman since 1992. In May of 1994,
                              JHF sold its retail home furniture
                              interest and is presently engaged in
                              real estate and investment holdings.

John S. P. Samford, 45        Mr. Samford is Chairman and Chief        1984
                              Executive Officer of TeleClaims,
                              Inc., a processor of electronic
                              insurance claims for the medical
                              profession. He has held this
                              position since March of 1992. Mr.
                              Samford is also President and sole
                              owner of Samford Capital
                              Corporation.

D. Paul Jones, Jr., 52        Mr. Jones is Chairman of the Board       1991
                              and Chief Executive Officer of
                              Compass Bancshares, Inc. (a bank
                              holding company), and of its
                              subsidiary, Compass Bank. He assumed
                              these positions on April 1, 1991.
                              Mr. Jones has been employed with
                              Compass Bancshares, Inc. (formerly
                              Central Bancshares of the South,
                              Inc.) and Compass Bank (formerly
                              Central Bank of the South) since
                              1978. During the past five years, he
                              has also held the positions of Vice
                              Chairman, President and Chief
                              Operating Officer of Central
                              Bancshares of the South, Inc. and
                              Central Bank of the South.

J. Wallace Nall, Jr., 55      Mr. Nall is President of Nall            1991
                              Development Corporation and a
                              General Partner of Nall Partnership,
                              Ltd. He has held these positions
                              since 1981. Nall Development
                              Corporation is an investment holding
                              company and Nall Partnership, Ltd.
                              is a real estate investment and
                              development company.

F. Wayne Pate, 60             Mr. Pate is President of Golden          1992
                              Flake Snack Foods, Inc., a
                              wholly-owned subsidiary of the
                              Company. He was elected President on
                              September 20, 1991, and has been
                              employed by Golden Flake since 1968.
                              During his employment, he has served
                              as Vice President of Research and
                              Development, Vice President of
                              Manufacturing and Executive Vice
                              President of Manufacturing and
                              Sales.

     Mr. Bashinsky is a "control person" by reason of his beneficial ownership of voting securities and by virtue of the fact that he is Chairman of the Board of the Company.

Committees Of The Board Of Directors

     The Company has a Compensation Committee, a Stock Option
Committee and an Audit Committee. The Board of Directors has no standing Nominating Committee.

     The Compensation Committee is made up of Sloan Y. Bashinsky, Sr., John S. P. Samford, James I. Rotenstreich, D. Paul Jones, Jr. and J. Wallace Nall, Jr. The Compensation Committee reviews the performance of the Executive Officers of the Company and the top executive officer of Golden Flake Snack Foods, Inc., a wholly-owned subsidiary, and recommends to the Board of Directors of the Company the appropriate compensation level and compensation and benefit programs of such officers.

     The Stock Option Committee is made up of Sloan Y. Bashinsky, Sr., James I. Rotenstreich, John S. P. Samford, D. Paul Jones, Jr. and J. Wallace Nall, Jr. The Stock Option Committee determines the key employees of the Company and its subsidiary to whom stock options and stock appreciation rights will be granted under the 1988 Stock Option and Stock Appreciation Rights Plan.

     The Audit Committee is made up of James I. Rotenstreich, John
S. P. Samford and D. Paul Jones, Jr. The Audit Committee reviews with the independent auditors, the corporate controller and the Company+s general counsel the results of the independent auditor+s annual report on the Company's financial statements. The Audit Committee also reviews and confers with management and the Board of Directors with respect to the selection of the Company's independent auditors and performs such additional functions as are necessary or prudent to fulfill the Committee+s duties and responsibilities and reports its recommendations and findings to the full Board of Directors.

Meetings Of The Board Of Directors and Committees

     During the fiscal year ended May 31, 1995, there were four meetings of the Board of Directors. The Compensation Committee and the Stock Option Committee met once and the Audit Committee met twice during the year. All incumbent directors attended all of the meetings of the Board and the Committees on which they served.

Compensation Of Directors

     During the fiscal year ended May 31, 1995, the Company paid each of its non-employee Directors a retainer of $300 per month and all Directors, including Directors who were employees of the Company, were paid a fee of $2,000 for each Board meeting attended. The members of the Compensation Committee were each paid $2,000 for attending the Compensation Committee meeting and the members of the Audit Committee were paid $1,000 for each meeting attended.

Stock Ownership Reporting By Directors And Officers

     Section 16(a) of the Securities Exchange Act of 1934 requires that Directors and certain Executive Officers of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission. These reports consist of Forms 3, Initial Statement of Ownership, 4, Monthly Reports, and 5, Annual Reports. Based upon a review of copies of such reports, or representations that no reports were due to be filed by Directors or Officers, the Company believes that Section 16(a) filing requirements applicable to its Directors and Executive Officers were complied with during the fiscal year 1995, except that Edward
R. Pascoe, due to inadvertence, failed to timely report a distribution from and sale of shares to the Company's Employee Stock Ownership Plan which occurred on March 20, 1995. Mr. Pascoe subsequently reported this transaction to the Securities and Exchange Commission on a Form 5 Report filed in July of this year.

          EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table summarizes the compensation paid or accrued by the Company and its subsidiaries during the fiscal years 1993, 1994 and 1995 to the Company's Chief Executive Officer and to the three most highly compensated executive officers, other than the Chief Executive Officer, whose compensation exceed $100,000 and who were serving in such capacities at the end of the 1995 fiscal year.

                      SUMMARY COMPENSATION TABLE


                                                                           Long-Term
                                                                         Compensation
                                         Annual Compensation                 Awards
                                                                           Securities
                                                       Other Annual       Underlying      All Other
       Name and                     Salary      Bonus  Compensation      Options/SARs     Compensation
   Principal Position     Year        ($)        ($)       ($)              (#)(1)          ($)
John S. Stein             1995     $259,000    $53,975      -                 -          $118,036 (3)(4)(6)
 President and Chief      1994     $259,000    $16,452      -                 -          $120,933
 Executive Officer        1993     $247,000    $39,996      -                 -          $114,857

Sloan Y. Bashinsky, Sr.   1995     $100,000       -      $83,158 (2)         -           $ 77,970 (3)(4)(5)
 Chairman of the Board    1994     $100,000       -      $86,251             -           $ 81,420
                          1993     $125,000       -      $93,463             -           $ 79,760

F. Wayne Pate             1995     $180,000    $53,975      -                -           $136,921 (3)(4)(6)
 President of             1994     $180,000    $16,452      -                -           $135,514
 Golden Flake             1993     $165,000    $39,996      -                -           $112,629
 Snack Foods, Inc.

John H. Shannon           1995     $106,300       -         -                -           $  5,990 (4)
 Vice President,          1994     $106,300       -         -                -           $  6,080
 Secretary & Controller   1993     $101,300       -         -                -           $  6,380


(1) No stock options and Stock Appreciation Rights (SARs) were granted to the Named Executive Officers during the 1995, 1994 and 1993 Fiscal Years.

(2) Includes payment of personal legal and accounting fees for Mr. Bashinsky in the amount of $64,381.

(3) Includes director's fees paid by the Company and its subsidiary as follows: Mr. Bashinsky ($19,000), Mr. Stein
     ($17,500), Mr. Pate ($14,000).

(4) Includes contributions to the Company's and subsidiary Profit Sharing Plan and Employee Stock Ownership Plan as follows: Mr. Bashinsky ($7,500), Mr. Stein ($7,500), Mr. Pate ($3,271) and
     Mr. Shannon ($5,990).

(5) Includes payment of $51,470 to Mr. Bashinsky that the Company was obligated to pay for life insurance premiums under a written employment agreement.

(6) Includes amounts accrued, but not paid, to provide for possible future payments under salary continuation plans covering Mr. Stein and Mr. Pate. The plans provide for payments of up to $120,000 per year for fifteen years following death, disability or retirement at age 65. During the 1995 Fiscal Year, the amounts accrued, respectively, were as follows: Mr. Stein ($93,036) and Mr. Pate ($119,650). The plans are funded in part with life insurance on the life of Mr. Stein and during the fiscal year ended May 31, 1995, the Company paid a premium of $11,555 for Mr. Stein.


Profit Sharing Plan And Employee Stock Ownership Plan

     The Company and its subsidiary each maintain a Profit Sharing Plan and Employee Stock Ownership Plan for the benefit of their employees. Annual contributions are made to the plans in amounts as determined by the Board of Directors of each company. Contributions to the Employee Stock Ownership Plan are invested in stock of the Company which is held for the account of the participating employees and is distributed to the employees upon their retirement or termination of employment. All contributions to the Profit Sharing Plan and Employee Stock Ownership Plan are allocated to the accounts of the participating employees based upon their annual compensation and each employee account vests 100% in the employee after five years of service. The contribution to the plans for the fiscal year ended May 31, 1995 was $622,486, with the following amounts being credited to the accounts of the following persons named in the Cash Compensation Table: Sloan Y. Bashinsky, Sr., $7,500; John S. Stein, $7,500; F. Wayne Pate, $3,271; and John H. Shannon, $5,990. (See Summary Compensation Table on page 8 - These amounts are included within compensation shown in table.)

     The Employee Stock Ownership Plan provides that the shares held by the Trustee are voted by an administrative committee made up of 4 members. The Board of Directors of the Company determines
3 members of the committee and the Board of Directors of Golden Flake Snack Foods, Inc., a subsidiary of the Company, determines one member. Present members of the administrative committee are:
Sloan Y. Bashinsky, Sr., Chairman of the Board of the Company; John
H. Shannon, Vice President and Secretary of the Company; John S. Stein, Director, President and Chief Executive Officer of the Company; and F. Wayne Pate, a Director of the Company and President of Golden Flake Snack Foods, Inc.

Stock Option And Stock Appreciation Rights Plan

     In 1988, the Company's shareholders approved the 1988 Stock Option and Stock Appreciation Rights Plan (the "Plan"). The purpose of the Plan is to make shares of the common stock of the Company available for purchase by key employees and to provide the employees with the opportunity to participate in the growth and financial success of the Company and to give them an increased personal interest in and a greater concern for the Company's continued success and growth.

     Under the Plan, non-qualified Stock Options to purchase up to 400,000 shares of Common Stock of the Company and Stock
Appreciation Rights (SARs) may be granted to key employees.
Directors of the Company who are not officers are not eligible to participate in the Plan.

     The grant of stock options and SARs is administered by the Stock Option Committee of the Board of Directors. The Committee selects those key employees of the Company to whom options are granted, the time at which options are granted, and the number and price of shares which may be purchased upon the exercise of options. The option price may be less than, equal to or greater than the fair market value of the stock on the day the option is granted and the option price may vary among employees.

     The Committee may also grant SARs when granting options. SARs are exercisable only when the underlying option is exercisable. SARs granted to an employee shall be equal to the number of shares that the employee is entitled to purchase under the related option. An employee to whom an SAR is granted may not exercise the SAR unless he simultaneously exercises the stock option to which the SAR relates and the employee shall be deemed to have automatically exercised his SAR when and at the same time that he exercises his stock option to which the SAR relates. If an employee does not exercise his stock option so that it expires, his SAR which relates to said option shall also expire.

     When SARs are exercised, the optionee receives from the Company a sum of cash equal to the amount of the appreciation in the underlying common stock as determined by the excess of the fair market value of a share of common stock on the exercise date of the related stock option over the option price. No options or SARs were granted during the fiscal year ended May 31, 1995.

     The following table sets forth certain information concerning the exercise of options and SARs with respect to the Company's common stock during fiscal 1995 by the executive officers of the Company named in the Summary Compensation Table above and the unexercised options and SARs held by such executive officers as of the end of the 1995 fiscal year:

         Aggregated Option/SAR Exercises in Last Fiscal Year
                     and FY-End Option/SAR Values


                                            Number of Securities     Value of Unexercised
                                           Underlying Unexercised        In-the-Money
                    Shares                  Options/SARs Held at         Options/SARs
                   Acquired                   May 31, 1995 (#)         at May 31, 1995 ($)
                      on        Value            Exercisable/             Exercisable/
     Name        Exercise (#)  Realized ($)      Unexercisable            Unexercisable

John S. Stein         5,000      $20,000               0/0                      0/0
F. Wayne Pate         5,000      $20,000               0/0                      0/0
John H. Shannon       1,500      $6,750                0/0                      0/0
Sloan Y. Bashinsky, Sr.   0           0                0/0                      0/0


Compensation Committee Interlocks And Insider Participtation

     Sloan Y. Bashinsky, Sr., John S. P. Samford, James I. Rotenstreich, D. Paul Jones, Jr., and J. Wallace Nall, Jr., constitute the Compensation Committee of the Company's Board of Directors. Mr. Bashinsky also serves as Chairman of the Board and Treasurer of the Company. John S. Stein, President and Chief Executive Officer of the Company, is a member of the Board of Directors of Compass Bancshares, Inc., of which D. Paul Jones, Jr., a Director of the Company, is Chairman, Chief Executive Officer and President.

Compensation Committee Report On Executive Compensation

     The Compensation Committee of the Board of Directors (the "Compensation Committee") was comprised during fiscal 1995 of Sloan
Y. Bashinsky, Sr., John S. P. Samford, James I. Rotenstreich, D. Paul Jones, Jr. and J. Wallace Nall, Jr., all of whom, with the exception of Mr. Bashinsky, are not officers of the Company or its subsidiary.

     The Compensation Committee reviews the compensation structure of the Executive Officers of the Company and the top executive officer of Golden Flake Snack Foods, Inc. ("Golden Flake"), a wholly-owned subsidiary, and recommends to the Board the appropriate base and incentive bonus compensation of such officers.

     The Stock Option Committee is made up of the same Directors as those who serve on the Compensation Committee. The Stock Option Committee determines the key employees of the Company and Golden Flake to whom stock options and stock appreciation rights are granted under the 1988 Stock Option and Stock Appreciation Rights Plan.

     The Company's executive compensation program consists of three primary components: base salary, annual incentive bonus, and grants of stock options and stock appreciation rights.

     Base salary is the foundation of executive compensation. Base salaries are reviewed annually and adjusted, if deemed appropriate, based upon recommendations of the Compensation Committee after its review of recommendations received from the Chairman of the Board ("Chairman") and Chief Executive Officer ("CEO").

     Annual incentive bonus formulas are established for the CEO, and the top executive officer of Golden Flake. The CEO and the top executive officer of Golden Flake are paid a percentage of that company+s pre-tax operating earnings that exceed a targeted return on equity.

     The base salaries and incentive bonus formulas for fiscal 1995 reported in the Proxy Statement were recommended by the Compensation Committee in May, 1994 to the Board. The Compensation Committee received and reviewed recommendations from the Chairman and CEO, which recommendations were based upon a number of factors, including overall earnings of the Company and Golden Flake, pre-tax earnings from operations, return on equity, the financial performance of the Company and its subsidiary, the complexities of the job, and individual performance and achievements of each of the executive officers.

     In reviewing the recommendations of the Chairman and CEO and in making its recommendations to the Board, the Compensation Committee undertook a subjective consideration of the executive officers+ base salaries and incentive bonus formulas that was not related to any specific qualitative or quantitative criteria.

     The Board's approval of such recommendations of the Compensation Committee have generally been based on its subjective analysis of what it considers to be a reasonable and appropriate base salary and incentive bonus formula for the CEO and other executive officers taking into consideration their individual job responsibilities and the financial performance of the Company during the prior fiscal year.

     The Company has used stock options and stock appreciation rights to reward the performance of executives. These are granted through the 1988 Stock Option and Stock Appreciation Rights Plan. Grant of stock options and stock appreciation rights are made by the Stock Option Committee to key employees after considering the recommendations of the Chairman and CEO.

     The Compensation Committee believes that the incentive bonus formulas and stock options/stock appreciation rights assure that a significant portion of the CEO's compensation relate to the Company+s performance.

     The base salary and incentive bonus formula for John S. Stein, the Company's CEO, for fiscal 1995 were determined based upon his responsibilities and contributions to the Company, and the performance of the Company. During fiscal 1995, Mr. Stein did not receive any increase in base salary. His incentive bonus was based upon a pre-determined percentage of the Company's pre-tax operating earnings that exceeded a target of return on equity, producing a bonus for fiscal 1995 of $53,975, which was 20.8% of his base salary. Mr. Stein did not receive any stock options or stock appreciation rights during fiscal 1995.

     Compensation Committee: Sloan Y. Bashinsky, Sr., John S. P.
Samford, James I. Rotenstreich, D. Paul Jones, Jr., J. Wallace
Nall, Jr.

Shareholder Return Performance Graph

     The following graph illustrates, for the period commencing May 31, 1990, and ending May 31, 1995, the yearly percentage change in the cumulative total shareholder return on the Company's common stock as compared with the cumulative total returns of other companies included within the NASDAQ Stock Market (U.S. Companies) Index and the Company's Peer Group.

     The Company has selected a Peer Group consisting of the three publicly-traded companies named below, which are in the snack food industry. Virtually all of the Company's direct competitors and peers are privately-held companies or subsidiaries or divisions of larger publicly-held companies so that the available members of the Peer Group are limited.

                        STOCK COMPARISON

                        NASDAQ                          GOLDEN
DATE                  STOCK MKT       PEER GROUP      ENTERPRISES
1990                     100             100              100
1991                     113.6           105.3             87.3
1992                     133.4           101.5            128
1993                     160.4           106.1            104.9
1994                     169              92.5             98.7
1995                     201              97.8             99.9

     This graph assumes that $100 was invested in the Company's common stock on May 31, 1990, in the NASDAQ Stock Market (U.S. Companies) Index and in the Peer Group, which consisted of Lance, Inc., Grist Mill Company and J & J Snack Foods Corp., and that dividends were reinvested.

                      CERTAIN TRANSACTIONS

     During the fiscal year ended May 31, 1995, the law firm of Spain and Gillon, of which John P. McKleroy, Jr. is a Partner, served as General Counsel and performed various legal services for the Company and its subsidiary. The firm will continue to perform legal services for the current fiscal year.

     Since the beginning of the fiscal year ended May 31, 1995, Golden Flake Snack Foods, Inc. (Golden Flake), a wholly-owned subsidiary of the Company, entered into a trailer lease agreement with SYB, Inc., a corporation principally owned and controlled by Sloan Y. Bashinsky, Sr. Under this lease, Golden Flake leases 10 trailers for use in its ordinary course of business of distributing snack food products. The trailers were purchased by SYB, Inc. for lease to Golden Flake. Golden Flake will make monthly lease payments of $707 per trailer for three years. Upon expiration of the lease, Golden Flake has the option to purchase the trailers at their salvage value at an average of $8,000 each.

     Similar leases existed for 30 trailers from prior years and during the fiscal year ended May 31, 1995, an average monthly lease payment of $583 was paid per unit.

     The Company believes that these transactions were on terms equal to or better than those available from unaffiliated third parties.

                     INDEPENDENT ACCOUNTANTS

     Dudley, Hopton-Jones, Sims & Freeman PLLP, Certified Public Accountants, were selected by the Board of Directors as the independent accountants to audit the Company's financial statements for the fiscal year ended May 31, 1995. Representatives of Dudley, Hopton-Jones, Sims & Freeman PLLP will be present at the Annual Meeting and will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions from stockholders.

     During the fiscal year ended May 31, 1995, Dudley, Hopton-Jones, Sims & Freeman PLLP provided various audit and non-audit services to the Company and its subsidiary. As a part of their services as the Company's auditors, they audited the consolidated financial statements of the Company and its subsidiary, the individual financial statements of the Company and Golden Flake Snack Foods, Inc. and its subsidiary and also assisted in the preparation of the Company's Annual Report (Form 10-K) for filing with the Securities and Exchange Commission.

     The Company has not selected the principal accountants to audit its financial statements for the current fiscal year. It is the Company's policy to select its principal accountants after the preceding year's audit has been completed and the Company has had time to consider the selection.

                      FINANCIAL STATEMENTS

     Consolidated Financial Statements of the Company and its subsidiary for the fiscal year ended May 31, 1995, are contained in the 1995 Annual Report to Stockholders which accompanies this Proxy Statement. However, such Report and Financial Statements contained therein are not to be considered a part of this solicitation material since they are not deemed material to the matters to be acted upon at the meeting.

          STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Any stockholder desiring to submit a proposal to be considered by the Board of Directors for inclusion in the proxy statement and form of proxy relating to next year's Annual Meeting of Stockholders must do so in writing received by the Company on or before May 31, 1996. Any such proposal should be submitted to:
Golden Enterprises, Inc., Attention: John H. Shannon, Vice President & Secretary, 2101 Magnolia Avenue South, Suite 212, Birmingham, Alabama 35205.

                         OTHER BUSINESS

     It is not anticipated that there will be presented to the meeting any business other than the matters set forth herein and the management was not aware, a reasonable time before this solicitation of proxies, of any other matters which may properly be presented for action at the meeting. If any other business should come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                             By Order of the Board of Directors

                             Sloan Y. Bashinsky, Sr.
                             Chairman


<PROXY CARD>

                            P R O X Y

                    GOLDEN ENTERPRISES, INC.
                   2101 Magnolia Avenue South
                    Birmingham, Alabama 35205

                 Annual Meeting of Stockholders
                       September 26, 1995

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints John S. Stein and John H. Shannon as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Golden Enterprises, Inc. held of record by the undersigned on August 1, 1995 at the annual meeting of stockholders to be held on September 26, 1995 or any adjournment thereof.

1.   ELECTION OF    FOR all nominees ___        WITHHOLD ___
     DIRECTORS      listed below                AUTHORITY
                    (except as                  to vote for all
                     designated to              nominees listed
                     contrary below)            below

     Sloan Y. Bashinsky, Sr., John S. Stein, Edward R. Pascoe, John
     P. McKleroy, Jr., James I. Rotenstreich, John S. P. Samford,
     D. Paul Jones, Jr., J. Wallace Nall, Jr., F. Wayne Pate

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, which business the Board of Directors was not aware of a reasonable time before the solicitation of Proxies.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of directors. (To be signed on other side.)

(Continued on back)

The Board of Directors knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated August 31,
1995, and the 1995 Annual Report to Stockholders.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATE ________ , 1995             __________________________________
                                               Signature

                                 ___________________________________
                                     Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

</PROXY CARD>